Exhibit 10.3
EXECUTION VERSION
FIRST AMENDMENT, CONSENT AND WAIVER TO
CREDIT AGREEMENT
          FIRST AMENDMENT, CONSENT AND WAIVER, dated as of May 10, 2006 (this “Amendment”), to the CREDIT AGREEMENT, dated as of February 10, 2006 (as the same may be further amended, supplemented, extended or restated, or otherwise modified from time to time, the “Credit Agreement”), among BROOKDALE SENIOR LIVING INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), LEHMAN BROTHERS INC., as advisor, sole lead arranger and sole bookrunner (in such capacity, the “Lead Arranger”), GOLDMAN SACHS CREDIT PARTNERS L.P., CITIGROUP GLOBAL MARKETS INC. and LASALLE BANK NATIONAL ASSOCIATION, as co-arrangers (in such capacity, the “Co-Arrangers”), LASALLE BANK NATIONAL ASSOCIATION, as syndication agent (in such capacity, the “Syndication Agent”), GOLDMAN SACHS CREDIT PARTNERS L.P. and CITICORP NORTH AMERICA, INC., as co-documentation agents (in such capacity, the “Co-Documentation Agents”) and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the “Administrative Agent”).
WITNESSETH:
          WHEREAS, pursuant to that certain Purchase and Sale Agreement, dated as of February 7, 2006 (the “AEW Acquisition Agreement”), the Borrower indirectly acquired (the “AEW Acquisition”) five properties set forth on Schedule 1A for an aggregate purchase price of approximately $179,500,000 comprised of approximately $124,500,000 financing provided by Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc. (the “AEW Merrill Financing”) and $55,000,000 of equity;
          WHEREAS, in connection with the AEW Acquisition, the Borrower created 14 Subsidiaries (the “AEW Subsidiaries”), six of which are Management Subsidiaries, as more particularly described on Schedule 2A;
          WHEREAS, the Merrill Financing is structured as (i) a $95,000,000 first-mortgage loan which is secured by the properties acquired in the AEW Acquisition and (ii) a $29,500,000 mezzanine loan (the “AEW Mezzanine Financing”) which is secured by a pledge of the Capital Stock of certain of the AEW Subsidiaries (the “Pledged AEW Subsidiaries”) as more particularly set forth on Schedule 2A;
          WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of January 6, 2006 (the “Liberty Acquisition Agreement”), the Borrower indirectly acquired (the “Liberty Acquisition”) seven properties set forth on Schedule 1B for an aggregate purchase price of approximately $92,100,000 comprised of approximately $65,200,000 financing provided by

General Electric Capital Corporation (the “Liberty GE Financing”) and $26,900,000 of equity with an additional $6,425,000 available for reimbursement of fifty percent of capital improvement expenditures;
          WHEREAS, in connection with the Liberty Acquisition, the Borrower created eight Subsidiaries (the “Liberty Subsidiaries”) as more particularly described on Schedule 2B;
          WHEREAS, the Liberty GE Financing is structured as a $65,200,000 first-mortgage loan which is secured by the properties acquired in the Liberty Acquisition and a pledge of the Capital Stock of certain of the Liberty Subsidiaries (the “Pledged Liberty Subsidiaries”) as more particularly set forth on Schedule 2B;
          WHEREAS, pursuant to that certain Purchase and Sale Agreement, dated as of November 18, 2005 (the “Pin Oaks Acquisition Agreement”), the Borrower indirectly acquired (the “Pin Oaks Acquisition”) one property (comprised of two facilities) set forth on Schedule 1C for an aggregate purchase price of approximately $13,000,000 comprised of approximately $8,800,000 financing provided by Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc. (the “Pin Oaks Merrill Financing”), and $4,200,000 of equity;
          WHEREAS, in connection with the Pin Oaks Acquisition, the Borrower created two Subsidiaries (the “Pin Oaks Subsidiaries”), one of which is a Management Subsidiary, as more particularly described on Schedule 2C;
          WHEREAS, the Pin Oaks Merrill Financing is structured as a joinder by the Pin Oaks Subsidiaries to an existing $20,955,233 credit facility with Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc., dated as of December 21, 2005, which is a first-mortgage loan financing secured by certain real property including the property acquired in connection with the Pin Oaks Acquisition, and a pledge of the Capital Stock of the Pin Oaks Subsidiaries, as more particularly set forth on Schedule 2C;
          WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement to permit the pledge of the Capital Stock of the Pledged AEW Subsidiaries, the Pledged Liberty Subsidiaries and the Pin Oaks Subsidiaries and to make certain other amendments; and
          WHEREAS, the Lenders have agreed to amend the Credit Agreement solely upon the terms and conditions set forth herein;
          NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:
          1. Defined Terms. Unless otherwise noted herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          2. Amendment to Section 1.1 of the Credit Agreement (Defined Terms). (a)Section 1.1 of the Credit Agreement is hereby amended by adding the following new defined terms in the appropriate alphabetical order:
     ‘“AEW Mezzanine Financing’: as defined in the First Amendment.
     “AEW Mezzanine Loan Agreement”: the Mezzanine Loan Agreement, dated as of April 28, 2006, among Brookdale Gardens Holdings I, LLC, Brookdale Gardens Holdings II, LLC, and Brookdale Gardens Holdings III, LLC, collectively as borrower, and Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc., as lender.
     “First Amendment”: the First Amendment to this Agreement, dated as of May 10, 2006.
     “First Amendment Effective Date”: the “Amendment Effective Date” as defined in the First Amendment.
     “Liberty GE Financing”: as defined in the First Amendment.
     “Pin Oaks Loan Agreement”: the $20,955,233 Loan Agreement, dated as of December 21, 2005, among AHC Properties, Inc. and KGC Operator, Inc., collectively as borrowers, and Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services, as lender.
     “Pin Oaks Merrill Financing”: as defined in the First Amendment.
     “Pin Oaks Subsidiaries”: as defined in the First Amendment.
     “Pledged AEW Subsidiaries”: as defined in the First Amendment.
     “Pledged Liberty Subsidiaries”: as defined in the First Amendment.”
          (b) Section 1.1 of the Credit Agreement is hereby further amended by deleting the definition of “Excluded Guarantee Subsidiary” and substituting in lieu thereof the following:
     “‘Excluded Guarantee Subsidiary’: any Subsidiary of the Borrower which is prohibited from providing a guarantee of the Obligations pursuant to (i) with respect to any Subsidiary existing as of the date hereof, documentation evidencing Indebtedness permitted by Section 7.2(d) or any other agreement, document or instrument to which such Subsidiary (or its Properties) is a party or otherwise bound as of the date hereof or (ii) with respect to any Subsidiary acquired or created to consummate any Acquisition permitted by Section 7.7(f) after the date hereof, either (x) documentation evidencing Indebtedness assumed by such Subsidiary in connection with such Acquisition or any other agreement, document or instrument to which such Subsidiary (or its Properties) is a party or otherwise bound assumed in connection with such Acquisition or (y) documentation evidencing Indebtedness otherwise permitted by Section 7.2 to which such Subsidiary is a party or by which it or any of its Property is bound.”

          (c) Section 1.1 of the Credit Agreement is hereby amended by inserting the following at the end of the definition of “Excluded Pledge Subsidiary”:
     “Solely for the purposes of Section 6.11, “Excluded Pledge Subsidiary” shall include (i) until the termination of the AEW Mezzanine Financing, the Pledged AEW Subsidiaries, (ii) until the termination of the Liberty Merrill Financing, the Pledged Liberty Subsidiaries, and (iii) until the termination of the Pin Oaks Merrill Financing, the Pin Oaks Subsidiaries.”
          3. Amendment to Section 7.2 of the Credit Agreement (Limitation on Indebtedness). Section 7.2 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of Section 7.2(i), (ii) deleting the period at the end of Section 7.2(j) and substituting in lieu therefor the word “;and”, and (iii) inserting the following new Sections 7.2(k), (l) and (m) in the appropriate order:
     “(k) Indebtedness of the Borrower and its Subsidiaries in respect of the AEW Mezzanine Financing;
     (l) Indebtedness of the Borrower and its Subsidiaries in respect of the Liberty GE Financing, provided that, the Liberty GE Financing would otherwise be permitted under Section 7.2(f) except for the pledge of the Capital Stock of Pledged Liberty Subsidiaries; and
     (m) Indebtedness of the Borrower and its Subsidiaries in respect of the Pin Oaks Merrill Financing, provided that, the Pin Oaks Merrill Financing would otherwise be permitted under Section 7.2(f) except for the pledge of the Capital Stock of Pin Oaks Subsidiaries.”
          4. Amendment to Section 7.3 of the Credit Agreement (Limitation on Liens). Section 7.3 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of Section 7.3(i), (ii) deleting the period at the end of Section 7.3(j) and substituting in lieu therefor the word “;and”, and (iii) inserting the following new Sections 7.3(k), (l) and (m) in the appropriate order:
     “(k) until the termination of the AEW Mezzanine Financing, Liens on the Capital Stock of the Pledged AEW Subsidiaries which secure the AEW Mezzanine Financing;
     (l) until the termination of the Liberty GE Financing, Liens on the Capital Stock of the Pledged Liberty Subsidiaries to secure the Liberty GE Financing permitted by Section 7.2(l); and
     (m) until the termination of the Pin Oaks Merrill Financing, Liens on the Capital Stock of the Pin Oaks Subsidiaries to secure the Pin Oaks Merrill Financing permitted by Section 7.2(m).”
          5. Amendment to Section 7.13 of the Credit Agreement (Limitation on Restrictions on Subsidiary Distributions). Section 7.13 of the Credit Agreement is hereby amended by adding the following at the end of such Section: “and except to the extent provided in Section 6.18 of the AEW Mezzanine Loan Agreement as in effect on the First Amendment Effective Date.”
          6. Amendment to Section 7.19 of the Credit Agreement (Subsidiary Distributions). Section 7.19 of the Credit Agreement is hereby amended by adding the following at end at of such Section: “, other than any such dividends, distributions or transfers prohibited by Section 6.18 of the AEW Mezzanine Loan Agreement or Section 4.1(f) of the Pin Oaks Loan Agreement, in each case, as such agreements are in effect on the First Amendment Effective Date.”
          7. Consent and Waiver. The Lenders hereby waive compliance with the terms and conditions of Section 6.11 of the Credit Agreement solely with respect to the Capital Stock of the Pledged AEW Subsidiaries, the Pledged Liberty Subsidiaries and the Pin Oaks Subsidiaries, provided that, the Borrower shall comply with the provisions of Section 6.11 (i) with respect to the Pledged AEW Subsidiaries upon the termination of the AEW Mezzanine Financing, (ii) with respect to the Pledged Liberty Subsidiaries upon the termination of the Liberty Merrill Financing, and (iii) with respect to the Pin Oaks Subsidiaries upon the termination of the Pin Oaks Merrill Financing.
          8. Conditions to Effectiveness. This Amendment shall become effective upon the date (the “Amendment Effective Date”) on which the Administrative Agent shall have received:
     (a) This Amendment, executed and delivered by a duly authorized officer of the Borrower and the Administrative Agent.
     (b) An Acknowledgment and Consent, substantially in the form of Exhibit A hereto, duly executed and delivered by each Grantor.
     (c) A Lender Consent Letter, substantially in the form of Exhibit B (a “Lender Consent Letter”), duly executed and delivered by the Required Lenders.
     (d) An assumption agreement, substantially in the form of Annex I to the Guarantee and Pledge Agreement, executed and delivered by a duly authorized officer of Brookdale Gardens, Inc. (the “Assumption Agreement”).
     (e) A closing certificate of Brookdale Gardens, Inc., dated the Amendment Effective Date, substantially in the form of Exhibit C to the Credit Agreement, with appropriate insertions and attachments.
     (f) A long-form good standing certificate for Brookdale Gardens, Inc., dated as of a recent date, issued by the Secretary of State of the State of Delaware.
     (g) A supplement to the Guarantee and Pledge Agreement, in form and substance reasonably satisfactory to the Administrative Agent (the “Guarantee and Pledge Supplement”), by the applicable Subsidiaries, granting a security interest in the Capital Stock of Brookdale Gardens, Inc., Brookdale Gardens Holdings I, LLC and

Brookdale Liberty, Inc., to the extent permitted by the terms of the AEW Merrill Financing and the Liberty GE Financing.
     (h) (i) The certificates (if any) representing the shares of Capital Stock of Brookdale Gardens, Inc. and Brookdale Liberty, Inc. pledged pursuant to the Guarantee and Pledge Agreement, together with an undated stock power for each such certificate, if applicable, executed in blank by a duly authorized officer of the pledgor thereof, and (ii) an Acknowledgment and Consent, substantially in the form of Annex II to the Guarantee and Pledge Agreement, duly executed by Brookdale Gardens Holdings I, LLC and Brookdale Liberty, Inc.
     (i) Copies of the documents creating or evidencing the AEW Merrill Financing, the Liberty GE Financing and the Pin Oaks Merrill Financing, certified by the Borrower as true, correct and complete.
     (j) A UCC-1 financing statement and a UCC-3 financing statement as may be reasonably requested by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent.
          9. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and each Lender that as of the Amendment Effective Date (before and after giving effect to this Amendment):
     (a) Each Loan Party has the requisite power and authority to make, deliver and perform this Amendment, the Acknowledgment and Consent, the Assumption Agreement and the Guarantee and Pledge Supplement (collectively, the “Amendment Documents”) to which it is a party.
     (b) Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Amendment Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Amendment Documents, or the execution, delivery, performance, validity or enforceability of this Amendment or the other Amendment Documents, except (i) consents, authorizations, filings and notices which have been obtained or made and are in full force and effect and (ii) the filings contemplated by Section 4.19 of the Credit Agreement. Each Amendment Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. Each Amendment Document and the Credit Agreement, as amended hereby (the “Amended Credit Agreement”) constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
     (c) The execution, delivery and performance of the Amendment Documents will not violate any Requirement of Law or any Contractual Obligation of the Borrower

or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).
     (d) Each of the representations and warranties made by any Loan Party herein or in or pursuant to the Loan Documents is true and correct in all material respects on and as of the Amendment Effective Date as if made on and as of such date (except that any representation or warranty which by its terms is made as of an earlier date shall be true and correct in all material respects as of such earlier date).
     (e) The Borrower and the other Loan Parties have performed in all material respects all agreements and satisfied all conditions which this Amendment and the other Loan Documents provide shall be performed or satisfied by the Borrower or the other Loan Parties on or before the Amendment Effective Date.
     (f) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing, or will result from the consummation of the transactions contemplated by this Amendment.
     (g) Schedule 3 attached hereto sets forth as of the Amended Effective Date the name and jurisdiction of incorporation of each Subsidiary created or acquired after the Closing Date and, as to each Subsidiary, the percentage of each class of Capital Stock owned by each Loan Party or any other Subsidiary, as applicable, and indicates whether each such Subsidiary is (i) an Excluded Pledge Subsidiary, an Excluded Guarantee Subsidiary, a Management Subsidiary, an Inactive Subsidiary, a Grand Court Subsidiary, a Pledged AEW Subsidiary, a Pledged Liberty Subsidiary and/or a Pin Oaks Subsidiary or (ii) to be pledged to the Administrative Agent for the benefit of the Lenders on or after the Amendment Effective Date.
     (h) Schedule 4 attached hereto is a true, correct and complete corporate structure chart setting forth the Borrower and each of its newly formed direct and indirect Subsidiaries described in Schedule 3 as of the Amendment Effective Date.
          10. Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
          11. Limited Effect. Except as expressly provided hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Borrower that would require the waiver or consent of the Administrative Agent or the Lenders.

          12. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          13. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. A set of the copies of this Amendment and the Lender Consent Letters signed by all the parties shall be lodged with the Administrative Agent. Delivery of an executed signature page of this Agreement or of a Lender Consent Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
          14. Binding Effect. The execution and delivery of the Lender Consent Letter by any Lender shall be binding upon each of its successors and assigns (including assignees of its Loans in whole or in part prior to effectiveness hereof).
          15. Headings, etc. Section or other headings contained in this Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BROOKDALE SENIOR LIVING INC.

By:	/s/ R. Stanley Young

	Name:	R. Stanley Young
	Title:	Executive Vice President and Chief Financial Officer

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent

By:	/s/ Francis X. Gilhool

	Name:	Francis X. Gilhool
	Title:	Authorized Signatory
[Signature Page to First Amendment]